Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 23, 2018, Gastar Exploration Inc. (the “Company” or “Gastar”) entered into a definitive agreement of sale and purchase (the “Sale Agreement”), by and between the Company and Revolution Resources, LLC to divest  its interest in the West Edmond Hunton Lime Unit (“WEHLU”) and adjacent undeveloped acreage for a cash purchase price of $107.5 million, subject to adjustments for a property sale effective date of October 1, 2017 and other customary adjustments (the “WEHLU Sale”).  The WEHLU Sale closed on February 28, 2018.

The following unaudited pro forma financial information is derived from the historical consolidated financial statements of the Company and reflects the estimated impact of the WEHLU Sale.  The Unaudited Pro Forma Consolidated Balance Sheet of Gastar as of September 30, 2017 has been prepared assuming the WEHLU Sale was consummated on September 30, 2017.  The Unaudited Pro Forma Consolidated Statements of Operations of Gastar for the year ended December 31, 2016 and for the nine months ended September 30, 2017 have been prepared assuming the WEHLU Sale was consummated on January 1, 2016.  These unaudited pro forma consolidated financial statements should be read in conjunction with the notes hereto and the consolidated financial statements and notes thereto of Gastar filed on Form 10-K for the year ended December 31, 2016 and the quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.

The unaudited pro forma financial information is not indicative of the financial position or results of operations of Gastar which would have actually occurred if the transaction had occurred at the dates presented or which may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, reductions in prices paid for oil or natural gas, future acquisitions or dispositions and other factors.

GASTAR EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

		Pro Forma Adjustments
	Gastar Historical	WEHLU Sale		Pro Forma
	(in thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,229	$107,500	(a)	$136,729
Accounts receivable, net	40,353	—		40,353
Commodity derivative contracts	4,400	—		4,400
Prepaid expenses	1,167	—		1,167
Total current assets	75,149	107,500		182,649
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, full cost method of accounting:
Unproved properties, excluded from amortization	135,945	—		135,945
Proved properties	1,303,165	(108,147)	(b)	1,195,018
Total natural gas and oil properties	1,439,110	(108,147)		1,330,963
Furniture and equipment	3,031	—		3,031
Total property, plant and equipment	1,442,141	(108,147)		1,333,994
Accumulated depreciation, depletion and amortization	(1,147,774)	—		(1,147,774)
Total property, plant and equipment, net	294,367	(108,147)		186,220
OTHER ASSETS:
Restricted cash	370	—		370
Commodity derivative contracts	416	—		416
Advances to operators and other assets	100	—		100
Other	405	—		405
Total other assets	1,291	—		1,291
TOTAL ASSETS	$370,807	$(647)		$370,160
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,411	$—		$11,411
Revenue payable	16,428	—		16,428
Accrued interest	7,271	—		7,271
Accrued drilling and operating costs	12,100	—		12,100
Advances from non-operators	1,589	—		1,589
Commodity derivative contracts	326			326
Commodity derivative premium payable	1,337	—		1,337
Other accrued liabilities	2,791	1,475	(c)	4,266
Total current liabilities	53,253	1,475		54,728
LONG-TERM LIABILITIES:
Long-term debt, net	333,593	—		333,593
Commodity derivative contracts	129	—		129
Commodity derivative premium payable	34	—		34
Asset retirement obligation	4,574	(2,122)	(d)	2,452
Total long-term liabilities	338,330	(2,122)		336,208
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, 40,000,000 shares authorized
Series A Preferred stock, 4,045,000 shares issued and outstanding at September 30, 2017 with liquidation preference of $25.00 per share	41	—		41
Series B Preferred stock, 2,140,000 shares issued and outstanding at September 30, 2017 with liquidation preference of $25.00 per share	21	—		21
Common stock, par value $0.001 per share; 800,000,000 shares authorized; 218,946,763 shares issued and outstanding at September 30, 2017	219	—		219
Additional paid-in capital	817,627	—		817,627
Accumulated deficit	(838,684)	—		(838,684)
Total stockholders' equity	(20,776)	—		(20,776)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$370,807	$(647)		$370,160

See accompanying notes to unaudited pro forma consolidated financial information.

GASTAR EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

		Pro Forma Adjustments
	Gastar as Adjusted(1)	WEHLU Sale		Pro Forma
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$42,463	$(27,158)	(e)	$15,305
Natural gas	8,562	(3,573)	(e)	4,989
NGLs	7,015	(3,658)	(e)	3,357
Total oil and condensate, natural gas and NGLs revenues	58,040	(34,389)		23,651
Loss on commodity derivatives contracts	(2,863)	—		(2,863)
Total revenues	55,177	(34,389)		20,788
EXPENSES:
Production taxes	1,610	(1,117)	(f)	493
Lease operating expenses	19,979	(11,451)	(f)	8,528
Transportation, treating and gathering	1,086	—		1,086
Depreciation, depletion and amortization	23,920	(15,886)	(g)	8,034
Impairment of natural gas and oil properties	48,497	—		48,497
Accretion of asset retirement obligation	354	(168)	(h)	186
General and administrative expense	19,445	—		19,445
Litigation settlement expense	(10,100)	—		(10,100)
Total expenses	104,791	(28,622)		76,169
LOSS FROM OPERATIONS	(49,614)	(5,767)		(55,381)
OTHER INCOME (EXPENSE):
Interest expense	(34,348)	—		(34,348)
Investment and other income	31	—		31
LOSS BEFORE PROVISION FOR INCOME TAXES	(83,931)	(5,767)		(89,698)
Provision for income taxes	—	—	(i)	—
NET LOSS	(83,931)	(5,767)		(89,698)
Dividends on preferred stock	(3,618)	—		(3,618)
Undeclared cumulative dividends on preferred stock	(10,855)	—		(10,855)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(98,404)	$(5,767)		$(104,171)
NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.88)			$(0.94)
Diluted	$(0.88)			$(0.94)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	111,367,452	—		111,367,452
Diluted	111,367,452	—		111,367,452

See accompanying notes to unaudited pro forma consolidated financial information.

GASTAR EXPLORATION INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

		Pro Forma Adjustments
	Gastar Historical	WEHLU Sale		Pro Forma
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$37,886	$(20,546)	(e)	$17,340
Natural gas	7,452	(3,239)	(e)	4,213
NGLs	7,527	(4,066)	(e)	3,461
Total oil and condensate, natural gas and NGLs revenues	52,865	(27,851)		25,014
Gain on commodity derivatives contracts	3,782	—		3,782
Total revenues	56,647	(27,851)		28,796
EXPENSES:
Production taxes	1,675	(1,015)	(f)	660
Lease operating expenses	16,396	(8,648)	(f)	7,748
Transportation, treating and gathering	1,187	—		1,187
Depreciation, depletion and amortization	16,762	(7,407)	(g)	9,355
Impairment of natural gas and oil properties	—	—		—
Accretion of asset retirement obligation	171	(56)	(h)	115
General and administrative expense	12,482	—		12,482
Total expenses	48,673	(17,126)		31,547
INCOME (LOSS) FROM OPERATIONS	7,974	(10,725)		(2,751)
OTHER INCOME (EXPENSE):
Interest expense	(29,744)	—		(29,744)
Loss on early extinguishment of debt	(12,172)	—		(12,172)
Investment and other income	166	—		166
LOSS BEFORE PROVISION FOR INCOME TAXES	(33,776)	(10,725)		(44,501)
Provision for income taxes	—	—	(i)	—
NET LOSS	(33,776)	(10,725)		(44,501)
Dividends on preferred stock	(8,443)	—		(8,443)
Undeclared cumulative dividends on preferred stock	(2,412)	—		(2,412)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(44,631)	$(10,725)		$(55,356)
NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.23)			$(0.29)
Diluted	$(0.23)			$(0.29)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	190,745,688	—		190,745,688
Diluted	190,745,688	—		190,745,688

See accompanying notes to unaudited pro forma consolidated financial information.

1.	Pro Forma Adjustments for the WEHLU Sale

(1)

Gastar as Adjusted statement of operations for the year ended December 31, 2016 reflects pro forma adjustments to certain accounts within the reported historical consolidated statement of operations for the year ended December 31, 2016 as presented below to reflect the prior sale of the Company’s Appalachian Basin assets on April 8, 2016.

		Pro Forma Adjustments
	As Reported 2016	Appalachian Basin Sale	Gastar as Adjusted 2016
	(in thousands, except share and per share data)

Total oil and condensate, natural gas and NGLs revenues	61,117	(3,077)	58,040

Total revenues	58,254	(3,077)	55,177

Production taxes	1,908	(298)	1,610
Lease operating expenses	20,605	(626)	19,979
Transportation, treating and gathering	1,704	(618)	1,086
Depreciation, depletion and amortization	29,673	(5,753)	23,920
Accretion of asset retirement obligation	368	(14)	354

Total expenses	112,100	(7,309)	104,791

Loss from operations	(53,846)	4,232	(49,614)

Interest expense	(35,246)	898	(34,348)

Loss before provision for income taxes	(89,061)	5,130	(83,931)

Net loss	(89,061)	5,130	(83,931)

Net loss attributable to common stockholders	$(103,534)	$5,130	$(98,404)
Net loss per share attributable to common stockholders
Basic	$(0.93)		$(0.88)
Diluted	$(0.93)		$(0.88)
Weighted average shares of common stock outstanding:
Basic	111,367,452	—	111,367,452
Diluted	111,367,452	—	111,367,452

(a)

To record cash purchase price of $107.5 million for the WEHLU Sale at September 30, 2017, not inclusive of the impact of effective date and other adjustments of approximately $8.7 million primarily related to revenues and direct operating expenses resulting in net cash received at closing of $98.8 million.  These adjustments to purchase price are preliminary estimates and remain subject to final settlement.

(b)

To record the reduction in property, plant and equipment for the sales proceeds net of purchase price adjustments and non-recurring estimated transaction costs directly related to the divestiture and to reduce the property, plant and equipment balance for the related asset retirement obligation costs at September 30, 2017.

(c)	To record a liability for estimated non-recurring transaction costs directly related to the divestiture at September 30, 2017.
(d)	To record the reduction in the asset retirement obligation liability at September 30, 2017.
(e)	To record the reduction in oil and condensate, natural gas and NGLs sales revenues for the year ended December 31, 2016 and for the nine months ended September 30, 2017.
(f)	To record the reduction in direct operating expenses for the year ended December 31, 2016 and for the nine months ended September 30, 2017.
(g)	To record the reduction in depreciation, depletion and amortization expense for the year ended December 31, 2016 and for the nine months ended September 30, 2017.

(h)	To record the reduction in accretion expense on the asset retirement obligation for the year ended December 31, 2016 and for the nine months ended September 30, 2017.
(i)	Pro forma adjustment for provision for income taxes has not been included as the Company has a full valuation allowance against assets created by net operating losses generated.